Exhibit 10.11
Execution Version
AURORA DIAGNOSTICS HOLDINGS, LLC
2011 EQUITY INCENTIVE PLAN
ARTICLE 1
PURPOSE
     1.1 GENERAL. The purpose of the Aurora Diagnostics Holdings, LLC 2011 Equity Incentive Plan (as amended from time to time, the “Plan”) is to promote the success, and enhance the value, of Aurora Diagnostics Holdings, LLC (together with any corporate successor, the “Company”), by linking the personal interests of its employees, officers, managers, directors, consultants and advisors to those of the Company’s Members and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, managers, directors, consultants and advisors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of Unit Options from time to time to selected employees, officers, managers, directors, consultants and advisors.
ARTICLE 2
EFFECTIVE DATE
     2.1 EFFECTIVE DATE. The Plan was originally approved by the Board on July 6, 2011 (the “Effective Date”).
ARTICLE 3
DEFINITIONS
     3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:
(a)	“Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Board.

(b)	“Award” means any Option granted to a Participant under the Plan.

(c)	“Award Certificate” means any written agreement, contract, or other instrument or document evidencing an Award.

(d)	“Board” means the Board of Managers of the Company and shall be deemed to refer to any Committee to whom the Board has delegated its authority pursuant to Section 4.4.

(e)	“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, “Cause” shall have the meaning defined in the applicable Award Certificate or, if not defined in the applicable Award Certificate, “Cause” shall mean the Participant has (i) been convicted or pled guilty or no contest for or been indicted on a felony or a crime involving moral turpitude; (ii) committed any other substantial act or omission involving disloyalty, dishonesty or fraud, with respect to the Company or an Affiliate or their respective business or operations; (iii) substantially and repeatedly failed to perform the duties of the position held by Participant as reasonably directed by the Board or Participant’s immediate supervisor; (iv) engaged in breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or an Affiliate that is harmful to the Company or an Affiliate; (v) engaged in conduct tending to bring the Company or an Affiliate into substantial public disgrace or disrepute; (vi) engaged in an act of aiding or abetting a competitor of the Company or its Affiliate to the material disadvantage or detriment of the Company or its Affiliate; (vii) materially failed to observe policies or standards approved by the Board regarding employment practices, nondiscrimination or sexual harassment as the Board may address in writing from time to time; or (viii) materially breached any Award Certificate or such Participant’s written employment, management, consulting or advisory agreement, if any, with the Company or its Affiliate or other agreement under which such Participant provides services (including service as a manager or consultant) to the Company or its Affiliate that results in the termination of such agreement for cause or default as defined therein.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)	“Company” means Aurora Diagnostics Holdings, LLC, a Delaware limited liability company, and shall include any successor corporation resulting from a Corporate Conversion.

(h)	“Continuous Service” means the absence of any interruption or termination of service as an employee, officer, manager, director, consultant or advisor of the Company or any Affiliate, as applicable. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, (ii) in the discretion of the Board as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, or (iii) in the discretion of the Board as specified in writing at or prior to the commencement of such occurrence, any leave of absence (whether for military, government or other service or otherwise).

(i)	“Corporate Conversion” shall have the meaning assigned to such term in the Operating Agreement.

(j)	“Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

(k)	“Effective Date” has the meaning assigned such term in Section 2.1.

(l)	“Eligible Participant” means an employee, officers, manager, director, consultant or advisor of the Company or any Affiliate.

(m)	“Fair Market Value,” on any date, means the value of a Unit determined by a majority of the disinterested members of the Board or, if there are no such disinterested member or such disinterested members are unable or unwilling to act, a majority of the Board or a designee thereof using the reasonable application of such reasonable valuation method as the Board determines in good faith and in accordance with Code Section 409A.

(n)	“Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate. If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(o)	“Members” means, collectively, each of the parties that executes the Operating Agreement as a Member, and each of the parties who may hereafter become Members.

(p)	“Operating Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Aurora Diagnostics Holdings, LLC, dated as of July 6, 2011.

(q)	“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Units at a specified price during specified time periods.

(r)	“Parent” means any corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting Units or voting power of the Company.

(s)	“Participant” means a person who, as an employee, officer, manager, director, consultant or advisor of the Company or any Affiliate, has been granted an Award under the Plan.

(t)	“Plan” has the meaning assigned such term in Section 1.1.

(u)	“Public Offering” shall have the meaning assigned to such term in the Operating Agreement.

(v)	“Sale of Holdings LLC” shall have the meaning assigned to such term in the Operating Agreement.

(w)	“Sale of the Company” shall have the meaning assigned to such term in the Operating Agreement.

(x)	“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company or of which the Company directly or indirectly serves or has the right to serve as manager, sole member or designating party for a majority of the directors or managers.

(y)	“Unit” means a Common Unit of the Company as defined in the Operating Agreement, and such other securities of the Company as may be substituted for a Common Unit pursuant to Article 9.

(z)	“1933 Act” means the Securities Act of 1933, as amended from time to time.
ARTICLE 4
ADMINISTRATION
     4.1 ADMINISTRATION BY BOARD. The Plan shall be administered by the Board.
     4.2. ACTION AND INTERPRETATIONS BY THE BOARD. For purposes of administering the Plan, the Board may from time to time adopt and rescind rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Board may deem appropriate. The Board’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Board with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Board is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Board and no officer of the Company or any Affiliate shall be liable for any action taken or omitted to be taken by such member, by any other member of the Board or by any officer of the Company (in such member’s or officer’s capacity as such, and not in their capacity as a Participant) in connection with the performance of duties or the exercise of rights under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.
     4.3 AUTHORITY OF BOARD. The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Operating Agreement and applicable law. Without limiting the foregoing, the Board shall have the exclusive power, authority and discretion to:
(a)	Grant and issue Awards;

(b)	Designate Participants;

(c)	Determine the number of Awards to be granted to each Participant;

(d)	Determine the terms and conditions of any Award granted under the Plan;

(e)	Accelerate the vesting or lapse of restrictions of any outstanding Award (which may be done on a Participant by Participant and Award by Award basis, such that different Participants and different Awards of the same Participant are treated differently), based in each case on such considerations as the Board in its sole discretion determines;

(f)	Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise of an Award may be paid in, cash, Units, or other property, or an Award may be canceled, forfeited, or surrendered;

(g)	Decide all other matters that must be determined in connection with an Award;

(h)	Establish, adopt, revise, waive, suspend or rescind any rules and regulations as it may deem necessary or advisable to administer the Plan or to correct any defect or omission or reconcile any inconsistency with the Plan or any Award;

(i)	Appoint such agents as the Board may deem necessary or advisable to administer the Plan;

(j)	Make all other decisions and determinations that may be required under the Plan or as the Board deems necessary or advisable to administer the Plan; and

(k)	Amend the Plan or any Award Certificate as provided herein.
     4.4 DELEGATION TO COMMITTEE. The Board may designate any committee comprising two or more members of the Board, who may be appointed by the Board from time to time and removed by the Board from time to time, to exercise all power and authority of the Board under this Plan. Notwithstanding the foregoing, in all circumstances the full Board shall exercise all power and authority under this Plan for purposes of Awards to non-employee directors.
     4.5 EVIDENCE OF GRANT. All Awards shall be evidenced by a written Award Certificate between the Company and the Participant. The Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Board.
ARTICLE 5
UNITS SUBJECT TO THE PLAN
     5.1 NUMBER OF UNITS. Subject to adjustment as provided in Section 9.1, the aggregate number of Units reserved and available for issuance pursuant to Awards granted under the Plan shall be 1,331,130. Both Units actually issued and Units issuable upon exercise of any outstanding Options shall be charged against the Units authorized for issuance under the Plan.
     5.2 LAPSED AWARDS.
(a)	To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Units subject to the Award will again be available for the grant of Awards under the Plan.

(b)	To the extent that, in connection with any exercise of all or part of an Award, the full number of Units issuable under exercised Options is not issued for any reason (including by reason of the exercised Options being settled in cash or the withholding of Units to satisfy the exercise price or minimum tax withholding requirements), those Units issuable under exercised Options but not actually issued upon such exercise shall be disregarded for purposes of determining the number of Units remaining available for issuance pursuant to Awards granted under the Plan.

(c)	To the extent that any Units subject to an Award are actually issued but subsequently forfeited or repurchased by the Company for the cost paid therefor (including upon exercise of an Award) or a lesser amount, such Units will again available for issuance pursuant to Awards granted under the Plan. For the avoidance of doubt, no Units or Awards that are repurchased by the Company for an amount greater than the cost paid therefor (including upon exercise of an Award) shall again be available for grant under the Plan.
ARTICLE 6
ELIGIBILITY
     6.1 GENERAL. Awards may be granted only to individuals who are employees, officers, managers, directors, consultants or advisors of the Company or an Affiliate.

ARTICLE 7
UNIT OPTIONS
     7.1 GENERAL. The Board is authorized to grant Options to Participants on the following terms and conditions:
(a)	EXERCISE PRICE. The exercise price per Unit under an Option shall be determined by the Board but shall not be less than the Fair Market Value per Unit on the date of grant.

(b)	TIME AND CONDITIONS OF EXERCISE. The Board shall determine the time or times at which each Option may be exercised in whole or in part. The Board also shall determine the performance, vesting, or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Board may waive any exercise provisions at any time in whole or in part based upon factors as the Board may determine in its sole discretion so that any or all Options become exercisable at an earlier date.

(c)	PAYMENT. The Board shall determine the methods by which the exercise price of an Option must be paid, the form of payment, including, without limitation, cash, Units, or other property (including cashless or net exercise arrangements), and the methods by which Units shall be delivered or deemed to be delivered to Participants.

(d)	TERM OF OPTION. The term of each Option shall be for the period as determined by the Board but shall not be longer than ten years after its date of issuance.

(e)	NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.
     7.2 NONQUALIFIED STOCK OPTIONS. Options issued under the Plan shall be deemed to be nonqualified stock options and are not intended to be incentive stock options within the meaning of Code Section 422.

ARTICLE 8
PROVISIONS APPLICABLE TO AWARDS
     8.1 EXCHANGE PROVISIONS. The Board may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Units, or another Award (subject to Sections 10.1 and 10.2), based on the terms and conditions the Board determines and communicates to the Participant at the time the offer is made, and after taking into account the tax, securities and accounting effects of such an exchange.
     8.2 LIMITS ON TRANSFER. Each Award and each right under any Award shall be exercisable only by the Participant during the Participant’s lifetime. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Board may (but need not) permit other transfers where the Board provides prior written consent after concluding that such transferability does not result in accelerated taxation and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Options. Any assignment, transfer, pledge, encumbrance or hypothecation of any Award not permitted by this Section 8.2 shall, automatically and without further action by any person or entity, result in the immediate forfeiture and cancellation of such Award without consideration.
     8.3 BENEFICIARIES. Notwithstanding Section 8.2, a Participant may, in the manner determined by the Board, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to an Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Board. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Board and otherwise designated in the manner determined by the Board.
     8.4 UNIT CERTIFICATES. All Unit certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Board deems necessary or advisable to comply with federal or state securities laws, rules and regulations. The Board may place legends on any Unit certificate to reference restrictions applicable to the Units.
     8.5 ACCELERATION OF VESTING. The Board may in its sole discretion at any time determine that all or a portion of a Participant’s Awards shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Board may, in its sole discretion, declare.

The Board may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 8.5.
     8.6 EFFECT OF ACCELERATION. If an Award is accelerated under Section 8.5, the Board may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iii) that the Award may be settled by payment in cash, cash equivalents or securities equal in value to the excess of the Fair Market Value of the underlying Units, as of a specified date associated with the transaction, over the exercise price of the Award, or (iv) any combination of the foregoing. The Board’s determination need not be uniform and may be different for different Participants, whether or not such Participants are similarly situated, or different Awards granted to a Participant.
     8.7 OPERATING AGREEMENT/STOCKHOLDERS AGREEMENT JOINDER. Upon exercise of any Option, the holder thereof shall execute and deliver to the Company a counterpart signature page or joinder (in form satisfactory to the Company) to the Operating Agreement or to any stockholders or similar agreement designated by the Company.
     8.8 LOCK-UP AGREEMENT. No holder of any Option or Units issued upon exercise of an Option shall effect any public sale or distribution (including sales pursuant to Rule 144 promulgated pursuant to the 1933 Act) of, or otherwise sell, make any short sale of, hedge with, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Units issued upon exercise of Options issued pursuant to the Plan during the seven (7) days prior to and the 180 days after the effective date of any underwritten public offering of securities of the Company (such period, the “Holdback Period”), except as part of such underwritten public offering or as otherwise permitted by the Board. If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of the Holdback Period or (ii) prior to the expiration of the Holdback Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering required hereunder to comply with NASD Rule 2711(f)(4), the Holdback Period will be extended until eighteen (18) days after the earnings release or the occurrence of the material news or event, as the case may be (such extended periods, the “Holdback Extension”). Each Participant agrees that he or she will sign a separate agreement to this effect if and when requested by the underwriters or the Company in connection with an underwritten public offering. In order to enforce this provision, the Company may impose stop-transfer instructions with respect to Units covered hereby during any Holdback Period or any period of Holdback Extension.

ARTICLE 9
CHANGES IN CAPITAL STRUCTURE
     9.1 MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its Members that causes the per-unit value of the Units to change (including, without limitation, any unit dividend, unit split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 shall be adjusted proportionately, and the Board shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights resulting from such transaction. Action by the Board may include: (a) adjustment of the number and kind of Units that may be delivered under the Plan; (b) adjustment of the number and kind of Units subject to outstanding Awards; (c) adjustment of the exercise price of outstanding Awards; and (d) any other adjustments that the Board determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Units, a declaration of a dividend payable in Units, or a combination or consolidation of the outstanding Units into a lesser number of Units, the authorization limits under Section 5.1 shall automatically be adjusted proportionately, and the Units then subject to each Award shall automatically, without the necessity for any additional action by the Board, be adjusted proportionately without any change in the aggregate exercise price therefor.
     9.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any Sale of Holdings LLC, Sale of the Company, merger, reorganization, recapitalization, combination or exchange of units, or any transaction described in Section 9.1 or Section 9.3) or otherwise at any time upon the determination of the Board, the Board may, in its sole discretion, provide (a) that Awards will become immediately vested and exercisable and will expire after a designated period of time (which may include upon consummation of such event, transaction or determination) to the extent not then exercised, (b) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such event, transaction or determination, (c) that outstanding vested and exercisable Awards may be settled by payment in cash, cash equivalents or securities equal in value to the excess of the Fair Market Value of the underlying Units, as of a specified date associated with the event, determination or transaction, over the exercise price of the Award, (d) that previously granted Awards be deemed exchanged for a payment in cash, equivalents, securities or (subject to Sections 10.1 and 10.2) other forms of incentive equity or awards or (e) any combination of the foregoing. The Board’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. If an Award is not assumed, converted or substituted in connection with a Sale of Holdings LLC or Sale of the Company and the exercise price of such Award exceeds the Fair Market Value of an underlying Unit immediately prior to the consummation of such transaction, such Award may be cancelled without any consideration to the Participant.
     9.3 PUBLIC OFFERING. In the event that the Board approves an initial public offering and sale of any class of the Company’s or its corporate successor’s units or stock pursuant to an effective registration statement under the 1933 Act, all Participants will take all necessary or desirable actions requested by the Company in connection with the consummation of the initial public offering.
     9.4 LIQUIDATION OR DISSOLUTION OF THE COMPANY. In the event of the proposed dissolution or liquidation of the Company other than in connection with a Sale of Holdings LLC, Sale of the Company or Corporate Conversion, each Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. Additionally, the Board may, in the exercise of its sole discretion, cause Awards to be vested and non-forfeitable and cause any conditions on any such Award to lapse, as to all or any part of such Award, including Units as to which the Award would not otherwise be exercisable or non-forfeitable and allow all Participants to exercise such Options within a reasonable period prior to the consummation of such proposed action. Any Awards that remain unexercised upon consummation of such proposed action shall be cancelled.
ARTICLE 10
AMENDMENT, MODIFICATION AND TERMINATION
     10.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board may, at any time and from time to time, amend, modify or terminate the Plan without Member approval; provided, however, that the Board may condition any amendment or modification on the approval of Members of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.
     10.2 AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Board may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in, or otherwise settled on the date of such amendment or termination (with the per-Unit value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value of such Unit as of the date of such amendment, modification or termination over the exercise price of such Option). No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant. An outstanding Award shall not be deemed to be “adversely affected” by a Plan termination, amendment or modification if such termination, amendment or modification would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in, or otherwise settled on the date of such amendment (with the per-Unit value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value of such Unit as of the date of such amendment over the exercise price of such Option).
     10.3. COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a

Participant agrees to any amendment made pursuant to this Section 10.3 to any Award granted under the Plan without further consideration or action.
ARTICLE 11
GENERAL PROVISIONS
     11.1 NO RIGHTS TO AWARDS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan, and neither the Company nor the Board is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Board selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).
     11.2 NO MEMBER RIGHTS. No Award gives the Participant any of the rights of a Member or holder of Units of the Company unless and until Units are in fact issued to such person in connection with such Award.
     11.3 WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. If Units are surrendered to the Company to satisfy tax obligations in excess of the minimum tax withholding obligation, such Units must have been held by the Participant as fully vested Units for such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles. The Company shall have the authority to require a Participant to remit cash to the Company in lieu of the surrender of Units for taxes if the surrender of Units for such purpose would result in the Company’s recognition of expense under generally accepted accounting principles. With respect to withholding required upon any taxable event under the Plan, the Board may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Units having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Board establishes.
     11.4 NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan or any Award Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue as an employee, officer, manager, director, consultant or advisor of the Company or any Affiliate. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 10, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company or any of its Affiliates.
     11.5 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Board shall be indemnified and held harmless by the Company from any loss,

cost, liability, or expense that may be imposed upon or reasonably incurred by such member of the Board in connection with or resulting from any claim, action, suit, or proceeding to which such member of the Board may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Operating Agreement, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
     11.6. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.
     (a) General. It is intended that the payments and benefits provided under the Plan and any Award shall be exempt from the application of the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective managers, directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.
     (b) Anti-Dilution Adjustments. Notwithstanding any anti-dilution provision in the Plan, the Board shall not make any adjustments to outstanding Options that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A.
     11.7 RELATIONSHIP TO OTHER BENEFITS. No grant under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.
     11.8 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Parents or Subsidiaries.
     11.9 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
     11.10 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     11.11 FRACTIONAL UNITS. No fractional Units shall be issued, and the Board shall determine, in its discretion, whether cash shall be given in lieu of fractional Units or whether such fractional Units shall be eliminated by rounding up.
     11.12 GOVERNMENT AND OTHER REGULATIONS. Options shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the Units subject to Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of Options or the issuance or purchase of Units thereunder, then no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The holders of such Options shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Board may at any time impose any limitations upon the exercise of an Option that, in the Board’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Board may, in its discretion and without the Participant’s consent, so reduce such period on not less than 15 days written notice to the holders thereof. The Plan is intended to be a “compensatory benefit plan” within the meaning of such term under Rule 701 under the 1933 Act, and (until otherwise determined by the Board) the issuance of Options and the issuance of Units upon the exercise of Options are intended to qualify for exemption from the registration requirements under the 1933 Act pursuant to Section 701 under the 1933 Act and analogous provisions of state securities laws. The Company shall be under no obligation to register under the 1933 Act, or any state securities act, any of the Units issued in connection with the Plan. The Units issued in connection with the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Company may restrict the transfer of such Units in such manner as it deems advisable to ensure the availability of any such exemption.
     11.13 GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.
     11.14 ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Board may determine, provided that such other terms and conditions are not inconsistent with the provisions of this Plan.
     The foregoing is hereby acknowledged as being the Aurora Diagnostics Holdings, LLC 2011 Equity Incentive Plan as adopted by the Board of Managers of the Company on July 6, 2011.

AURORA DIAGNOSTICS HOLDINGS, LLC
By:	/s/ James C. New
James C. New
Chief Executive Officer